                                                                 Exhibit 3-1

                     ROCHESTER GAS AND ELECTRIC CORPORATION

                                     BYLAWS


                                   ARTICLE I
                                   ---------

                                  SHAREHOLDERS
                                  ------------


          Section 1.1 Annual Meeting  An annual meeting of shareholders for the
          --------------------------
election of directors and the transaction of other business shall be held on such date and at such time as may be fixed by the Board of Directors not less than ten days prior thereto.

          Section 1.2 Special Meetings  Special meetings of the shareholders may
          ----------------------------
be called by the Chairman of the Board of Directors or by the President, and shall be called by the Chairman of the Board or by the Secretary at the request in writing of a majority of the Board of Directors. Such meetings shall be held at such time as may be fixed in the call and stated in the notice of meeting. Any such written request shall state the purpose or purposes of the proposed meeting.

          Section 1.3 Place of Meetings  Meetings of shareholders shall be held
          -----------------------------
at such place, within or without the State of New York, as may be fixed in the notice of meeting. Unless otherwise provided by action of the Board of Directors, all meetings of shareholders shall be held at the principal office of the Corporation in Rochester, New York.

          Section 1.4 Notice of Meetings  Notice of each meeting of shareholders
          ------------------------------
shall be in writing and shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. The notice of a special meeting shall also state that it is being issued by or at the direction of the person or persons calling the meeting.

          A copy of the notice of any meeting shall be given, personally or by mail, not less than ten or more than fifty days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address.

          When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under the preceding paragraphs of this Section 1.4.

          Section 1.5 Inspectors of Election  The Board of Directors, in advance
          ----------------------------------
of any shareholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint two inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

          The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts
                                            -----------
stated and of the vote as certified by them.

          Section 1.6 List of Shareholders at Meetings  A list of shareholders
          --------------------------------------------
as of the record date, certified by the Secretary or any Assistant Secretary or by a transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be

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shareholders entitled to vote thereat may vote at such meeting.

          Section 1.7 Qualification of Voters  Each shareholder of record of
          -----------------------------------
Common Stock of the Corporation shall be entitled at each meeting of shareholders to one vote for each share of Common Stock standing in his name on the record of shareholders at the record date.

          Section 1.8 Quorum of Shareholders  The holders of a majority of the
          ----------------------------------
shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business.

          When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

          The shareholders present, in person or by proxy, and entitled to vote may, by a majority of votes cast, adjourn the meeting despite the absence of a quorum.

          Section 1.9 Vote of Shareholders  Directors shall, except as otherwise
          --------------------------------
required by law, be elected by a plurality of the votes cast at a meeting of shareholders by the holder of shares entitled to vote in the election.

          Whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by law, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

          Section 1.10 Proxies  Each shareholder entitled to vote at a meeting
          --------------------
of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

          Each proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Each proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

          The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the Secretary or any Assistant Secretary.

          Section 1.11 Fixing Record Date  For the purpose of determining the
          -------------------------------
shareholders entitled to notice of or to vote at

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any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty or less than ten days before the date of such meeting, nor more than fifty days prior to any other action.

          When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.



                                   ARTICLE II
                                   ----------

                               BOARD OF DIRECTORS
                               ------------------


          Section 2.1 Power of Board and Qualification of Directors  The
          ---------------------------------------------------------
business of the Corporation shall be managed by the Board of Directors, each of whom shall be at least twenty-one years of age.

          Section 2.2 Number of Directors  The number of directors shall be
          -------------------------------
fixed from time to time by the majority vote of the entire Board of Directors, but in no event shall be less than nine (9) nor greater than eighteen (18) directors. No decrease in the number of directors shall shorten the term of any incumbent director. Any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. If the number of directors is increased by the Board and any newly created directorships are filled by the Board, additional directors in each class will serve until the next annual meeting of shareholders and thereafter until their successors shall be elected and shall qualify, which election shall be conducted in accordance with the provisions of these Bylaws applicable to the election of the initial classified board.

          Section 2.3 Election and Term of Directors  Directors shall be elected
          ------------------------------------------
at each annual meeting of the shareholders, or, if no such election shall be held, at a meeting called and held in accordance with the statutes of the State of New York. Each director shall be elected to hold office until the expiration of the term for which he is elected, and thereafter until a

                                       4
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successor shall be elected and shall qualify.  The directors shall be divided, with respect to the terms for which they severally hold office, into three classes, hereby designated as Class I, Class II and Class III. Each class shall have at least three directors and the three classes shall be as nearly equal in number as possible. The initial terms of office of the Class I, Class II and Class III directors, elected at the 1992 annual meeting of shareholders, shall expire at the next succeeding annual meeting of shareholders, the second succeeding annual meeting of shareholders and the third succeeding annual meeting of shareholders, respectively. At each annual meeting of shareholders after 1992, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders to be held in the third year following the year of their election. The foregoing provisions shall not apply to directors elected by holders of Preferred Stock in the event they become entitled to exercise their special rights to elect a majority of the Board of Directors pursuant to Article VIII of the Restated Certificate of Incorporation. In such case, the remaining directors to be elected by the holders of Common Stock shall be elected in the same manner as the initial classified board. After the termination of such special rights, the election of directors by holders of Common Stock will be conducted in accordance with the provisions applicable to the election of the initial classified board set forth above.

          Section 2.4 Quorum of the Board; Action by the Board One-third of the
          ----------------------------------------------------
entire Board of Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in these Bylaws, the vote of a majority of the directors present at the time of such vote, if a quorum is then present, shall be the act of the Board.

          Section 2.5 Meetings of the Board  An annual meeting of the Board of
          ---------------------------------
Directors shall be held in each year directly after adjournment of the annual shareholders' meeting. Regular meetings of the Board may be held at such times as may from time to time be fixed by resolution of the Board. Special meetings of the Board may be held at any time upon the call of the Chairman of the Board of Directors, the President or any two directors.

          Meetings of the Board of Directors may be held at such place, within or without the State of New York, as from time to time may be fixed by resolution of the Board for annual and regular meetings and in the notice of meeting for special meetings. If no place is so fixed, meetings of the Board shall be held at the principal office of the Corporation in Rochester, New York.

          No notice need be given of annual or regular meetings of the Board of Directors. Notice of each special meeting of the Board shall be given by oral, telegraphic or written notice, duly given or sent or mailed to each director not less than one day before such meetings.

          Notice of a meeting of the Board of Directors need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

          A notice, or waiver of notice, need not specify the purpose of any meeting of the Board of Directors.

          A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting to another time or place shall be given, in the manner described above, to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

          Section 2.6 Resignations  Any director of the Corporation may resign
          ------------------------
at any time by giving written notice to the Board of Directors or to the Chairman of the Board of Directors or to the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

          Section 2.7 Removal of Directors  Any of the directors may be removed
          --------------------------------
from office, for cause only, by action of the Board of Directors or by vote of the shareholders.

          Section 2.8 Newly Created Directorships and Vacancies Newly created
          -----------------------------------------------------
directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason may be filled by vote of a majority of the directors then in office, although less than a quorum exists. A director elected to fill a vacancy shall be elected to hold office until the next annual meeting of the shareholders and thereafter until a successor shall be elected and shall qualify.

          Section 2.9 Nominations  Except as otherwise provided under Article
          -----------------------
VIII of the Restated Certificate of Incorporation relating to the rights of any class or series of Preferred Stock to elect directors under specified circumstances, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors

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

generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as a director at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, ninety (90) days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

          Section 2.10 Notice of Shareholder Business  At an annual meeting of
          -------------------------------------------
the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than ninety (90) days prior to the meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.10. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

          Section 2.11 Executive and Finance Committee and Other Committees of
          --------------------------------------------------------------------
the Board of Directors  The Board of Directors, by resolution adopted by a
- ----------------------
majority of the entire Board, shall designate from among its members an Executive and Finance Committee consisting of three or more directors, and which shall have all the authority of the Board, except that no such Committee shall have authority as to the following matters:

          (a) The submission to shareholders of any action that needs shareholders' approval;

          (b) The filling of vacancies in the Board or in the Executive and Finance Committee;

          (c) The fixing of compensation of the directors for serving on the Board or on the Executive and Finance Committee;

          (d) The amendment or repeal of the Bylaws, or the adoption of new Bylaws;

         (e) The amendment or repeal of any resolution of the Board which, by its terms, shall not be so amendable or repealable;

         (f)   The declaration of dividends.

         The Board of Directors may designate one or more directors as alternate members of the Executive and Finance Committee, who may replace any absent member or members at any meeting of such Committee.

         A majority of the entire authorized number of members of the Executive and Finance Committee or any other Committee authorized by the Board of Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in these Bylaws, the vote of a majority of the members present at the time of such vote, if a quorum is present at such time, shall be the act of such Committee.

          The Executive and Finance Committee shall serve at the pleasure of the Board of Directors.

          The Executive and Finance Committee shall cause to be kept regular minutes of its proceedings, which may be transcribed in the regular minute book of the Corporation, and all such proceedings shall be reported to the Board of Directors at its next succeeding meeting, and shall be subject to revision or alteration by the Board, provided that no rights of third persons shall be affected by such revision or alteration. The Executive and Finance Committee may, from time to time, subject to the approval of the Board of Directors, prescribe rules and regulations for the calling and conduct of meetings of the Committee, and other matters relating to its procedure and the exercise of its powers.

          The Board of Directors by resolution adopted by a majority of the entire Board may designate from among its members other committees, each to consist of at least three directors, and each of which committees shall have authority only to the extent provided in such resolution. The Board may by resolution designate directors to act as alternate members of a committee to replace absent members at meetings of the committee. Such committees shall serve at the pleasure of the Board of Directors.

          Section 2.12 Action Without a Meeting  Any action required or
          -------------------------------------
permitted to be taken by the Board of Directors or any Committee thereof may be taken without a meeting if all members of the Board or the Committee consent in writing to the adoption of a resolution authorizing the action. The resolution and written consents thereto shall be filed with the minutes of the proceedings of the Board or Committee.

          Section 2.13 Participation in Board Meetings by Conference Telephone
          --------------------------------------------------------------------
Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

          Section 2.14 Compensation of Directors  The Board of Directors shall
          --------------------------------------
have authority to fix the compensation of directors for services in any capacity.

          Section 2.15 Interest of Director in a Transaction Unless shown to be
          --------------------------------------------------
unfair and unreasonable as to the Corporation at the time it is approved by the Board of Directors, a committee of such Board or the shareholders, no contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of the directors are directors or officers, or are financially interested, shall be either void or voidable irrespective of whether such interested director or directors are present at the meeting of the Board of Directors or of a committee thereof, which approves such contract or transaction and irrespective of whether his or their votes are counted for such purpose. Any such contract or transaction may be conclusively approved as fair and reasonable by:

          (a) the Board of Directors, or a duly empowered committee thereof, by a vote sufficient for such purpose without counting the vote or votes of such interested director or directors (and he or they may not be counted in determining the presence of a quorum at the meeting which approves such contract or transaction), if the fact of such common directorship, officership or financial interest is disclosed or known to the Board or committee (as the case may be); or

          (b) the shareholders entitled to vote for the election of directors, if such common directorship, officership or financial interest is disclosed or known to such shareholders.

          Section 2.16 Loans to Directors  A loan shall not be made by the
          -------------------------------
Corporation to any director unless it is authorized by vote of the shareholders. For this purpose, the shares of the director who would be the borrower shall not be shares entitled to vote.

          Section 2.17 Indemnification of Directors and Officers   (a)  To the
          ------------------------------------------------------
full extent authorized by law, the Corporation shall indemnify any person, made or threatened to be made, a party in any civil or criminal action or proceeding by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or any subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

          (b) Except as prohibited by law or as provided in paragraph (c) below, in addition to the rights granted in paragraph (a), every person shall be entitled as of right to be indemnified by the Corporation against all expenses and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Corporation or otherwise, in which he or she may be involved as a party or otherwise, by reason of such person being or having been a director or officer of the Corporation or by reason of the fact that such person is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (any such actual or threatened claim, action, suit or proceeding hereinafter being referred to as an "action"). Such indemnification shall include advances of any expense incurred by such person in connection with an action prior to final disposition of such action to the maximum extent not prohibited by the provisions of any applicable statute. As used herein, "expense" shall include, without limitation, costs of investigation, including experts, the costs of defense of actions and appeals therefrom and fees and expenses of counsel selected by such person, and "liability" shall include amounts of judgments, excise taxes, fines and penalties, amounts paid in settlement (provided the Corporation shall have consented to such settlement, which consent shall not be unreasonably withheld by it), and any other amounts which the person may be obligated to pay as a result of any action.

          (c) No right of indemnification under paragraph (b) shall exist for any person unless it is determined by a court or, if not finally adjudicated by a court, by the Board of Directors that such person did not act in bad faith or with an active and deliberate dishonesty and which was material to the action, or that he or she did not personally gain in fact a financial profit or other economic advantage to which he or she was not legally entitled. In making such a determination, the Board of Directors may act by a quorum consisting of directors who are not parties to such action or, if such a quorum is not obtainable or, if obtainable, such quorum is unable to make such a finding and directs, (i) by the Board of Directors upon having received the opinion in writing of independent legal counsel that indemnification is proper because the standard of conduct set forth herein has been met or (ii) by the shareholders entitled to vote in the election of directors upon a finding that such standard has been met. Indemnification amounts shall be advanced or promptly reimbursed by the Corporation under paragraph (b) in advance of the final disposition of such action or proceeding and prior to the determination to be made under this paragraph (c), subject to the obligation of the person indemnified to repay the Corporation if, and upon a determination that, such person acted or benefited as specified above. If indemnification is denied because of a finding by the Board in the absence of a judgment or other final adjudication, such action by the Board will in no way affect the right of the person seeking such indemnification to make application therefor in any court having jurisdiction thereof; in such action or proceeding the issue will be whether the director or officer met the standard of conduct set forth in this paragraph (c), not whether the finding of the Board that he did not was correct, and the determination of such issue will not be affected by the Board's finding. If the judgment or other final adjudication in such action or proceeding establishes that the director or officer met such standard, the Board shall then find such standard to have been met and shall grant such indemnification, and also shall grant, to the person entitled to such indemnification, indemnification of the expenses incurred by such person in the action or proceeding resulting in the judgment or other final adjudication that such standard of conduct was met.

          (d) The right of indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification hereunder may be entitled under applicable law, by agreement or otherwise, and the provisions hereof shall inure to the benefit of the heirs and legal representatives of persons entitled to indemnification hereunder and shall be applicable to actions commenced before or after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof. The Corporation is authorized to enter into agreements with any of its directors or officers extending rights to indemnification and advancement of expenses to such person to the full extent permitted by law, but the failure to enter into any such agreement shall not affect or limit the rights of such person pursuant to this bylaw.

          (e) This provision shall be deemed to constitute a right of the persons entitled to indemnification and may not, without the consent of such person, be amended or repealed to have effect with respect to any event, act or omission occurring or allegedly occurring prior to the end of the term of office he or she is serving when such amendment or repeal is adopted.

                                  ARTICLE III
                                  -----------

                                    OFFICERS
                                    --------


          Section 3.1 Officers  The Board of Directors, as soon as may be
          --------------------
practicable after the annual election of directors, shall elect a Chairman of the Board of Directors, a President, one or more Vice Presidents (one or more of whom may be designated Executive Vice Presidents or Senior Vice Presidents), a Controller, one or more Assistant Controllers, an Auditor, a Secretary, one or more Assistant Secretaries, a Treasurer, and one or more Assistant Treasurers. From time to time the Board may elect, or the Board or the Chairman of the Board upon subsequent ratification by the Board may appoint such other officers as may be determined to be appropriate. The Chairman of the Board and the President shall be members of the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

          Section 3.2 Term of Office and Removal  Each officer
          --------------------------------------
shall hold office for the term for which he is elected or appointed, and until his successor has been elected or appointed and qualified. Unless otherwise provided in the resolution of the Board of Directors electing or appointing an officer, the term of office of each officer shall extend to and expire at the meeting of the Board following the next annual meeting of shareholders. Any officer may be removed by the Board, with or without cause, at any time. Removal of an officer without cause shall be without prejudice to his contract rights, if any, but his election or appointment as an officer shall not of itself create contract rights.

          Section 3.3 Powers and Duties  The officers of the Corporation shall
          -----------------------------
each have such powers and authority and perform such duties in the management of the property and affairs of the Corporation, as from time to time may be prescribed by the Board of Directors and, to the extent not so prescribed, they shall each have such powers and authority and perform such duties in the management of the property and affairs of the Corporation, subject to the control of the Board, as generally pertain to their respective offices.

          Without limitation of the foregoing:

          (a)  Chairman of the Board of Directors  The Chairman of the Board of
          ---------------------------------------
          Directors shall be the chief executive officer of the Corporation. He shall preside at all meetings of the Board and of the shareholders. He shall ex officio be a member of the Executive and Finance Committee.

          (b)  President  The President shall be charged with the
          --------------
          responsibility for the direction and supervision of the business and affairs of the Corporation subject only to the supervision of the Board of Directors, the Executive and Finance Committee and the Chairman of the Board. In the absence of the Chairman of the Board, he shall preside at all meetings of the Board and of the shareholders. In the event of the death, resignation, removal, disability or absence of the Chairman of the Board, the President shall possess the powers and perform the duties of the Chairman of the Board. The President shall ex officio be a member of the Executive and Finance Committee.

          (c)  Vice Presidents  The Executive Vice President and Senior Vice
          --------------------
          Presidents (if such there be) and other Vice Presidents shall have such powers and duties as usually pertain to their respective offices, except as otherwise directed by the Board of Directors or by the Executive and Finance Committee, and shall also have such powers and duties as may from time to time be conferred upon them by the Board of Directors, the Executive and Finance Committee, the Chairman of the Board, or the President. In the absence of the President, the Executive Vice President, the Senior Vice Presidents or one of the Vice Presidents designated by the Board of Directors or by the Chairman of the Board or by the President shall have all the powers and perform all the duties of the President.

          (d)  Secretary  The Secretary shall issue notices of all meetings of
          --------------
          shareholders and directors where notices of such meetings are required by law or these Bylaws, and shall keep the minutes of such meetings. He shall attend and keep the minutes of all meetings of the shareholders, Board of Directors and Executive and Finance Committee. He shall sign such instruments and attest such documents as require his signature or attestation and affix the corporate seal thereto where appropriate. Assistant Secretaries shall assist the Secretary in the performance of his powers and duties and in his absence exercise such powers and duties.

          (e)  Treasurer  The Treasurer shall have custody of the corporate
          --------------
          funds and securities and shall deposit all monies and other financial instruments in the name of the Corporation or such other name as the Board of Directors may designate. He shall disburse the funds of the Corporation as appropriate and Assistant Treasurers shall assist the Treasurer in the performance of his powers and duties and in his absence exercise such powers and duties.

          (f)  Controller  The Controller of the Corporation shall have full
          ---------------
          control of the books of account of the Corporation and keep true and accurate record of all property owned by it, of its contracts, debts, and of its revenues and expenses, and shall keep all accounting records of the Corporation other than those relating to the deposit and custody of monies and securities which shall be kept by the Treasurer. The Controller shall make reports to the Chairman of the Board of Directors, the President, and as required to the Board of Directors or, when appropriate, to others relating to the financial condition of the Corporation. Assistant Controllers shall assist the Controller in the performance of his powers and duties and in his absence exercise such powers and duties.

          (g)  Auditor  The Auditor shall have access to all books, records,
          ------------
          contracts, securities and materials of the Corporation for the purpose of audit and shall exercise general supervision over the operation of the Auditing Department. The Auditor and each member of his department shall have no authority to make or order to be made any entry in the Corporation's books of account nor to sign checks or exercise any of the duties of the Treasurer. The Auditor shall be responsible to the Controller or the President of the Corporation and shall report to the Board of Directors when directed to do so or when in his opinion such a report is necessary.

                                   ARTICLE IV
                                   ----------

            SHARE CERTIFICATE AND LOSS THEREOF - TRANSFER OF SHARES
            -------------------------------------------------------


          Section 4.1 Form of Share Certificates  The shares of the Corporation
          --------------------------------------
shall be represented by certificates, in such forms as the Board of Directors may from time to time prescribe, signed by the Chairman of the Board, or the President, or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

          Each certificate representing shares shall, when issued, state upon the face thereof:

          (a) That the Corporation is formed under the laws of the State of New York;

          (b)  The name of the person or persons to whom issued; and

          (c) The number, class and series, if any, of shares which such certificate represents.

          Section 4.2 Lost, Stolen or Destroyed Share Certificates  No
          --------------------------------------------------------
certificate or certificates for shares of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction, and upon such indemnification and payment of costs of the Corporation and its agent to such extent and in such manner as the Board of Directors may from time to time prescribe.

          Section 4.3 Transfer of Shares  Shares of the Corporation shall be
          ------------------------------
transferable on the books of the Corporation by the registered holder thereof in person or by his duly authorized attorney, by delivery for cancellation of a certificate or certificates for the same number of shares, with proper endorsement consisting of either a written assignment of the certificate or a power of attorney to sell, assign or transfer the same or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby, either written thereon or attached thereto, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. Such indorsement may be either in blank or to a specified person, and shall have affixed thereto all stock transfer stamps required by law.


                                   ARTICLE V
                                   ---------

                                 OTHER MATTERS
                                 -------------

          Section 5.1 Records  The Corporation shall keep (a) correct and
          -------------------
complete books and records of account; (b) minutes of the proceedings of the shareholders, Board of Directors and any committees of the Board; and (c) a current list of the directors and officers and their resident addresses.

          The Corporation shall also keep at its office in the State of New York or at the office of its transfer agent, if any, a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

          Section 5.2 Checks and Similar Instruments  All checks and drafts on
          ------------------------------------------
the Corporation's bank accounts and all bills of exchange and promissory notes and all acceptances, obligations and other instruments, for the payment of money, shall be signed by the Treasurer (by facsimile or otherwise) on behalf of the Corporation or by such officer or officers or person or persons as shall be thereunto authorized from time to time by the Board of Directors or designated by the Treasurer.

          Section 5.3 Stock of Other Corporations  The Board of Directors shall
          ---------------------------------------
have the right to authorize any officer or other person on behalf of the Corporation to attend, act and vote at meetings of the shareholders of any corporation in which the Corporation shall hold shares, and to exercise thereat any and all the rights and powers incident to the ownership of such shares and to execute waivers of notice of such meetings and calls therefor; and authority may be given to exercise the same either on one or more designated occasions, or generally on all occasions until revoked by the Board. In the event that the Board shall fail to give such authority, such authority may be exercised by the President in person or by proxy appointed by him on behalf of the Corporation.

          Section 5.4 Corporate Seal  The corporate seal shall have inscribed
          --------------------------
thereon the name of the Corporation and such other appropriate legend as the Board of Directors may from time to time determine. In lieu of the corporate seal, when so authorized by the Board, a facsimile thereof may be affixed or impressed or reproduced in any other manner.

          Section 5.5 Fiscal Year  The fiscal year of the Corporation shall be
          -----------------------
the calendar year.

          Section 5.6 Amendments  Except as otherwise provided by these Bylaws
          ----------------------
and the Restated Certificate of Incorporation, the Bylaws of the Corporation may be amended, repealed or adopted by vote of the holders of record of the shares at the time entitled to vote in the election of any directors; provided that
Section 1.2 of Article I, Sections 2.2, 2.3, 2.7, 2.8, 2.9 and 2.10 of Article II (as amended) and Section 5.6 of Article V of the Bylaws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares entitled to vote in the election of directors, voting together as a single class. Except as otherwise provided above, Bylaws may also be amended, repealed, or adopted by the Board of Directors, but any Bylaw adopted by the Board may be amended or repealed by the shareholders entitled to vote thereon as hereinabove provided.

          If any Bylaw regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the Bylaws so adopted, amended or repealed, together with a concise statement of the change made.

Adopted:  March 24, 1965

Amended:  May 17, 1967, effective July 1, 1967:
          Section 1.2, Section 3.3 paragraphs (a), (b), (c), (f)

Amended and effective:  May 15, 1968:
          Section 1.2, Section 3.3 paragraphs (a), (b), (c), (f)

Amended and effective:  February 17, 1971:
          Section 2.9, paragraph (a) and last paragraph

Amended and effective:  June 21, 1972:
          Section 2.13, Section 4.1 (subparagraph (d) eliminated)

Amended and effective:  October 16, 1974:
          Section 2.4, Section 2.9, Section 2.10 adopted,
          Sections 2.10, 2.11, 2.12 and 2.13 renumbered

Amended and effective:  August 20, 1975:
          Section 2.11 adopted,
          Sections 2.11, 2.12, 2.13 and 2.14 renumbered

Amended and effective:  October 15, 1986:
          Section 2.15, existing paragraph lettered (a) and paragraphs (b), (c), (d) and (e) added

Amended and effective:  May 20, 1987:
          Section 2.2

Amended and effective:  June 19, 1991:
          Section 3.3, paragraphs (a), (b), (c)

Amended and effective:  May 20, 1992:
          Sections 1.2, 2.2, 2.3, 2.7, 2.8, 5.6
          Section 2.9, Section 2.10 adopted,
          Sections 2.9, 2.10, 2.11, 2.12, 2.13, 2.14, 2.15
            renumbered

Amended and effective:  December 15, 1993:
          Sections 1.1, 3.1, 3.3 paragraphs (c), (e), and (f), 5.1, 5.2

Amended and effective:  March 20, 1996:
          Section 3.3 paragraphs (a), (b), (c)